SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 29, 2002

Commission File Number 0-27744

PCD INC.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts 04-2604950
(State or Other Jurisdiction of (I.R.S. Employer
Incorporation or Organization) Identification Number)

2 Technology Drive
Centennial Park
Peabody, Massachusetts 01960-7977
(Address of Principal Executive Offices, Including Zip Code)

Registrant's telephone number, including area code: (978) 532-8800

ITEM 5. OTHER EVENTS.

          On November 29, 2002, the Company entered into an agreement (the "Temporary Waiver No. 3") with Fleet National Bank and its other lenders (the "Lenders") extending the temporary waiver of certain Events of Default under its $44 million Senior Credit Facility through December 31, 2002. The Events of Default included failure to comply with required minimum EBITDA, Maximum Ratio of Total Indebtedness for Borrowed Money to EBITDA, and Minimum Interest Coverage Ratio. The Lenders have agreed to waive these specified Defaults until December 31, 2002. The Company is continuing discussions with the Lenders regarding a more permanent solution and is considering a number of alternatives.

         The Company has retained financial advisors to assist with the evaluation of its alternatives and the development of a restructuring plan.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS

EXHIBIT
NUMBER

10.1                    Temporary Waiver No. 3 dated November 29, 2002

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCD INC.

Registrant

DATED: December 6, 2002

By: /s/ John L. Dwight, Jr.
John L. Dwight, Jr.
Chairman of the Board, President
and Chief Executive Officer